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                                                                   EXHIBIT 5.01

                    AMERICAN TELEPHONE AND TELEGRAPH COMPANY

                           32 AVENUE OF THE AMERICAS

                         NEW YORK, NEW YORK 10013-2412

                                                                February 1, 1994

American Telephone and Telegraph Company
32 Avenue of the Americas
New York, New York 10013-2412

Ladies & Gentlemen:

  I refer to the registration statement on Form S-4 (the "Registration Statement") being filed by American Telephone and Telegraph Company, a New York corporation ("AT&T"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of up to 228,766,955 shares of common stock, par value $1.00 per share of AT&T (the "Shares"), to be issued in connection with the merger of McCaw Cellular Communications, Inc. and a subsidiary of AT&T, as described in the Agreement and Plan of Merger, dated August 16, 1993, attached as Appendix A to the Proxy Statement/Prospectus forming a part of the Registration Statement (the "Merger Agreement").

  I am familiar with the terms of the Merger Agreement, and the proposed issuance of the Shares thereunder, and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

  Based on the foregoing, I am of the opinion that:

    1. AT&T is duly incorporated and validly existing under the laws of the State of New York; and

    2. The Shares will be legally issued, fully paid and nonassessable when
  (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; and (ii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the terms of the Merger Agreement.

  I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to me included in or made a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Jim G. Kilpatric

                                          Jim G. Kilpatric
                                          Senior Vice President--Law